EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kennametal Thrift Plus Plan
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-18423, 333-88049 and 333-124774) of Kennametal, Inc. of our report dated June 26, 2024, relating to the financial statements and supplemental schedules of Kennametal Thrift Plus Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
BDO USA, P.C.

Grand Rapids, Michigan
June 26, 2024